Exhibit 99.1

Tower Group, Inc. Reports Second Quarter 2010 Results; Quarterly Dividend Increased by 78.6% to $0.125 per share

NEW YORK--(BUSINESS WIRE)--August 9, 2010--Tower Group, Inc. (NASDAQ: TWGP) today reported net income of $28.3 million and diluted earnings per share of $0.63 for the second quarter 2010. Operating income(1) and operating earnings per share(1) were $25.3 million and $0.57 for the second quarter of 2010, respectively.

Key Highlights (all percentage increases compare the second quarter 2010 results to the results for the same period in 2009 except as noted otherwise):

  Gross premiums written and produced(2) increased by 26.7% to $331 million.
  For the combined insurance segments, the net combined ratio was 93% for the second quarter of 2010 compared with 84.6% for the same period last year.
    The net loss ratio was 58.6% for the second quarter of 2010 compared with 52.2% for the same period last year.
    The net expense ratio was 34.4% for the second quarter of 2010 compared with 32.4% for the same period last year.
  Net investment income increased by 37.4% to $23.9 million.
  Book value per share of $24.81 at June 30, 2010 represents an increase of 3.9% during the quarter, 6.3% since year end 2009 and 18.5% year over year.
  During the second quarter of 2010, Tower repurchased 1.8 million shares of common stock at a total cost of $39.7 million or an average price per share of $21.51. Since the repurchase program was initiated in March 2010, Tower has repurchased 2.2 million shares and at June 30, 2010, $52.8 million remains available under the repurchase program.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., stated, “During the quarter, we were able to continue to profitably grow our business by successfully integrating recent acquisitions while maintaining our underwriting discipline. In addition, as previously announced, Tower completed the acquisition of the Personal Lines Division of OneBeacon Insurance Group on July 1, 2010. With this and other transactions, we have successfully executed our strategy that we began after the CastlePoint acquisition in 2009 to fully deploy CastlePoint’s capital by building a larger and more diversified insurance business. Beginning in the third quarter, with the added business from the OneBeacon transaction, we anticipate that we will be able to achieve greater scale and efficiency as well as generate a significant amount of fee income from managing the reciprocal insurance companies associated with this transaction. Consistent with our focus on capital management, we are pleased to announce that our Board has authorized a 78.6% increase in our quarterly dividends from 7 cents per share to 12.5 cents per share to stockholders of record as of September 10, 2010. In addition to the higher dividend payment, we will maintain focus on enhancing value to our shareholders through the continuation of our share repurchase plan and evaluation of strategic acquisition opportunities to further expand and diversify our business.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Gross premiums written	$331,826	$260,741	$614,911	$460,685
Premiums produced by managing general agency	(821)	479	-	11,208
Net premiums written	292,601	235,818	539,735	422,082
Total commission and fee income	9,713	7,673	21,228	26,044
Net investment income	23,931	17,417	47,106	31,950
Net realized investment gains (losses)	5,166	442	5,906	(230)

Total revenues	311,777	254,983	615,253	455,305
Gain on investment in acquired unconsolidated affiliate	-	-	-	7,388
Other expense	-	-	(466)	-
Net income	28,256	30,627	45,729	48,604
Earnings per share—Basic	$0.64	$0.76	$1.02	$1.31
Earnings per share—Diluted	$0.63	$0.75	$1.02	$1.30
Return on average equity	11.4%	15.0%	9.2%	18.6%

Combined Brokerage and Specialty Segments
Net premiums earned	272,967	229,451	541,013	397,541
Net loss ratio	58.6%	52.2%	60.8%	52.8%
Net expense ratio	34.4%	32.4%	34.0%	32.7%

Brokerage Insurance Segment
Net premiums earned	183,434	195,970	372,860	341,666
Net loss ratio	53.5%	52.2%	58.2%	52.2%
Net expense ratio	35.0%	33.3%	35.2%	33.1%

Specialty Business Segment
Net premiums earned	89,533	33,481	168,153	55,875
Net loss ratio	69.0%	52.5%	66.7%	56.8%
Net expense ratio	33.1%	27.5%	31.4%	30.0%

Reconciliation of non-GAAP financial measures:
Net income	$28,256	$30,627	$45,729	$48,604
Net realized gains (losses) on investments, net of tax	3,358	287	3,839	(150)
Acquisition-related transaction costs, net of tax (3)	(364)	868	(1,158)	(9,055)
Operating income	$25,262	$29,472	$43,048	$57,809

Operating earnings per share—Basic	$0.57	$0.73	$0.96	$1.56
Operating earnings per share—Diluted	$0.57	$0.73	$0.96	$1.55
Operating return on average equity	10.2%	14.4%	8.7%	22.2%

Second Quarter 2010 Highlights

Gross premiums written increased to $331.8 million in the second quarter of 2010, which was 27.3% higher than in the second quarter of 2009. Excluding SUA, policies in-force for our Brokerage Insurance business increased by 11.2% as of June 30, 2010 compared to June 30, 2009. For the three months ended June 30, 2010, premiums on renewed Brokerage Insurance business increased 3.4% and 0.1%, respectively in personal and commercial lines, resulting in an overall premium increase on renewal business of 1.3%. During the same time period, Brokerage Insurance renewal retention was 91% in personal lines and 81% in commercial lines resulting in overall retention of 86%.

Total revenues increased 22.3% to $311.8 million in the second quarter of 2010 as compared to $255 million in the prior year's second quarter. The growth was primarily due to increased net premiums earned and net investment income resulting from the acquisition of SUA in the fourth quarter of 2009. Net premiums earned represented 87.6% of total revenues for the three months ended June 30, 2010 compared to 90% for the same period in 2009.

Net investment income increased 37.4% to $23.9 million for the three months ended June 30, 2010 compared to $17.4 million for the same period in 2009. The tax equivalent investment yield at amortized cost was 5.2% at June 30, 2010 compared to 5.7% at June 30, 2009. Net realized investment gains were $5.2 million for the three months ended June 30, 2010 compared to a gain of $0.4 million in the same period last year. The second quarter gains include other-than-temporarily impaired credit losses of $0.3 million as compared to $4.1 million of such losses in the second quarter of 2009.

Total commission and fee income increased 26.6% to $9.7 million in the second quarter of 2010 compared to $7.7 million in the second quarter of 2009.

For the combined segments, the gross loss ratio for the three months ended June 30, 2010 was 59.4% compared to 50.5% in the same period in 2009. The net loss ratio was 58.6% for the three months ended June 30, 2010 compared to 52.2% during the same period in 2009.

For the combined segments, our gross expense ratio was 31.9% for the three months ended June 30, 2010 as compared to 30.5% in the same period in 2009. Our net expense ratio was 34.4% for the three months ended June 30, 2010 as compared to 32.4% during the same period in 2009.

Interest expense increased by $0.6 million and $1.7 million, respectively, for the three and six months ended June 30, 2010 compared to the same periods in 2009. Interest expense increased for the six month period mainly due to subordinated debentures assumed as a result of the merger with CastlePoint.

Additional Highlights and Disclosures:

Acquisition of OneBeacon’s Personal Lines Division

On July 1, 2010, Tower completed the acquisition of the Personal Lines Division of OneBeacon Insurance Group. Tower acquired Massachusetts Homeland Insurance Company, York Insurance Company of Maine and two management companies. The management companies are the attorneys-in-fact for Adirondack Insurance Exchange, a New York reciprocal insurer, and New Jersey Skylands Insurance Association, a New Jersey reciprocal insurer, and its New Jersey domiciled stock insurance subsidiary, New Jersey Skylands Insurance Company. The total consideration for this acquisition was $167 million, subject to post-closing adjustments.

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on August 6, 2010 of $0.125 per share payable on September 24, 2010 to stockholders of record as of September 10, 2010.

2010 Guidance

Tower expects third quarter 2010 operating earnings per share to be in a range of $0.75 to $0.80. For the full year 2010, Tower projects its operating earnings per share to be in a range between $2.55 and $2.65.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses and acquisition-related transaction costs, net of tax. This is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders’ equity.

(2) Gross premiums written through our insurance subsidiaries and produced as managing general agent on behalf of other insurance companies.

(3) For the three and six month periods ended June 30, 2010, $0.3 million and $1.0 million, respectively, of acquisition-related transaction costs were not deemed deductible for tax purposes. A tax rate of 35% was used for those acquisition-related transaction costs that were tax deductible.

Conference Call

Tower will host a conference call and webcast to discuss these results today at 10:00 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm.

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Brokerage Insurance & Specialty Business Combined
($ in thousands)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change(%)	2010	2009	Change(%)
Revenues
Premiums earned
Gross premiums earned	$320,937	$267,641	19.9%	$642,755	$483,699	32.9%
Less: ceded premiums earned	(47,970)	(38,190)	25.6%	(101,742)	(86,158)	18.1%
Net premiums earned	272,967	229,451	19.0%	541,013	397,541	36.1%
Ceding commission revenue	8,453	7,164	18.0%	18,641	20,741	-10.1%
Policy billing fees	1,009	709	42.3%	1,780	1,241	43.4%
Total	282,429	237,324	19.0%	561,434	419,523	33.8%
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	190,536	135,042	41.1%	387,230	264,481	46.4%
Less: ceded loss and loss adjustment
expenses	(30,667)	(15,216)	101.5%	(58,025)	(54,398)	6.7%
Net loss and loss adjustment expenses	159,869	119,826	33.4%	329,205	210,083	56.7%
Underwriting expenses
Direct commission expense	58,536	53,352	9.7%	116,475	98,334	18.4%
Other underwriting expenses	44,783	28,975	54.6%	87,968	53,606	64.1%
Total underwriting expenses	103,319	82,327	25.5%	204,443	151,940	34.6%
Underwriting profit	$19,241	$35,171	-45.3%	$27,786	$57,500	-51.7%

Key Measures
Premiums written
Gross premiums written	$331,826	$260,741	27.3%	$614,911	$460,685	33.5%
Less: ceded premiums written	(39,225)	(24,923)	57.4%	(75,176)	(38,603)	94.7%
Net premiums written	$292,601	$235,818	24.1%	$539,735	$422,082	27.9%

Loss Ratios
Gross	59.4%	50.5%		60.2%	54.7%
Net	58.6%	52.2%		60.8%	52.8%
Accident Year Loss Ratios
Gross	56.3%	53.4%		58.5%	54.4%
Net	57.8%	52.0%		60.5%	54.4%
Underwriting Expense Ratios
Gross	31.9%	30.5%		31.5%	31.2%
Net	34.4%	32.4%		34.0%	32.7%
Combined Ratios
Gross	91.3%	81.0%		91.7%	85.9%
Net	93.0%	84.6%		94.8%	85.5%

Brokerage Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues
Premiums earned
Gross premiums earned	$223,705	$227,560	$460,927	$417,474
Less: ceded premiums earned	(40,271)	(31,590)	(88,067)	(75,808)
Net premiums earned	183,434	195,970	372,860	341,666
Ceding commission revenue	7,342	5,966	15,752	19,077
Policy billing fees	1,009	709	1,780	1,241
Total	191,785	202,645	390,392	361,984
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	130,646	111,504	271,576	225,051
Less: ceded loss and loss adjustment
expenses	(32,591)	(9,264)	(54,565)	(46,694)
Net loss and loss adjustment expenses	98,055	102,240	217,011	178,357
Underwriting expenses
Direct commission expenses	36,722	45,864	77,391	84,048
Other underwriting expenses	35,842	26,058	71,283	49,449
Total underwriting expenses	72,564	71,922	148,674	133,497
Underwriting profit	$21,166	$28,483	$24,707	$50,130

Key Measures
Premiums written
Gross premiums written	$251,133	$229,427	$463,870	$400,293
Less: ceded premiums written	(33,137)	(15,433)	(63,773)	(28,089)
Net premiums written	$217,996	$213,994	$400,097	$372,204

Loss Ratios
Gross	58.4%	49.0%	58.9%	53.9%
Net	53.5%	52.2%	58.2%	52.2%
Accident Year Loss Ratios
Gross	55.5%	52.1%	57.2%	53.3%
Net	53.6%	51.3%	58.3%	53.7%
Underwriting Expense Ratios
Gross	32.0%	31.3%	31.9%	31.7%
Net	35.0%	33.3%	35.2%	33.1%
Combined Ratios
Gross	90.4%	80.3%	90.8%	85.6%
Net	88.5%	85.5%	93.4%	85.3%

Specialty Business Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues
Premiums earned
Gross premiums earned	$97,232	$40,081	$181,828	$66,225
Less: ceded premiums earned	(7,699)	(6,600)	(13,675)	(10,350)
Net premiums earned	89,533	33,481	168,153	55,875
Ceding commission revenue	1,111	1,198	2,889	1,664
Total	90,644	34,679	171,042	57,539
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	59,890	23,538	115,654	39,430
Less: ceded loss and loss adjustment
expenses	1,924	(5,952)	(3,460)	(7,704)
Net loss and loss adjustment expenses	61,814	17,586	112,194	31,726
Underwriting expenses
Direct commission expense	21,814	7,488	39,084	14,286
Other underwriting expenses	8,941	2,917	16,685	4,157
Total underwriting expenses	30,755	10,405	55,769	18,443
Underwriting profit	$(1,925)	$6,688	$3,079	$7,370

Key Measures
Premiums written
Gross premiums written	$80,693	$31,314	$151,041	$60,392
Less: ceded premiums written	(6,088)	(9,490)	(11,403)	(10,514)
Net premiums written	$74,605	$21,824	$139,638	$49,878

Loss Ratios
Gross	61.6%	58.7%	63.6%	59.5%
Net	69.0%	52.5%	66.7%	56.8%
Accident Year Loss Ratios
Gross	58.2%	61.0%	61.8%	60.9%
Net	66.3%	55.8%	65.3%	58.7%
Underwriting Expense Ratios
Gross	31.6%	26.0%	30.7%	27.8%
Net	33.1%	27.5%	31.4%	30.0%
Combined Ratios
Gross	93.2%	84.7%	94.3%	87.3%
Net	102.1%	80.0%	98.1%	86.8%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue
Direct commission revenue from managing general agent	$(387)	$(824)	$(439)	$2,283
Claims administration revenue	117	136	291	982
Other administration revenue	70	221	172	416
Reinsurance intermediary fees	450	207	782	302
Policy billing fees	1	60	1	79
Total revenue	251	(200)	807	4,062
Expenses
Direct commission expenses paid to producers	139	125	260	1,616
Other insurance services expenses	277	181	524	1,040
Claims expense reimbursement to TICNY	4	136	8	982
Total	420	442	792	3,638
Insurance services pre-tax income	$(169)	$(642)	$15	$424

Premiums produced by TRM on behalf of issuing companies	$(821)	$479	$-	$11,208

Tower Group, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
($ in thousands, except par value and share amounts)	2010	2009
Assets
Available-for-sale investments, at fair value
Fixed-maturity securities (amortized cost of $1,594,918 and $1,729,117)	$1,685,727	$1,783,596
Equity securities (cost of $37,105 and $78,051)	36,825	76,733
Short-term investments (cost of $0 and $36,500)	-	36,500
Total available-for-sale investments, at fair value	1,722,552	1,896,829
Cash and cash equivalents	348,451	164,882
Investment income receivable	19,414	20,240
Premiums receivable	308,766	308,075
Reinsurance recoverable on paid losses	14,715	14,819
Reinsurance recoverable on unpaid losses	237,963	199,687
Prepaid reinsurance premiums	67,889	94,818
Deferred acquisition costs, net of deferred ceding commission revenue	183,725	170,652
Deferred income taxes	25,038	41,757
Intangible assets	50,686	53,350
Goodwill	243,748	244,690
Fixed assets, net of accumulated depreciation	79,423	66,429
Other assets	77,704	36,724
Total assets	$3,380,074	$3,312,952
Liabilities
Loss and loss adjustment expenses	$1,188,375	$1,131,989
Unearned premium	631,094	658,940
Reinsurance balances payable	48,661	89,080
Funds held under reinsurance agreements	69,269	13,737
Other liabilities	81,714	133,647
Debt	291,058	235,058
Total liabilities	2,310,171	2,262,451
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 45,497,009 and
45,092,321 shares issued, and 43,129,415 and 44,984,953 shares outstanding)	455	451
Treasury stock (2,367,594 and 107,368 shares)	(50,603)	(1,995)
Paid-in-capital	755,992	751,878
Accumulated other comprehensive income	58,843	34,554
Retained earnings	305,216	265,613
Total stockholders' equity	1,069,903	1,050,501
Total liabilities and stockholders' equity	$3,380,074	$3,312,952

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
Revenues
Net premiums earned	$272,967	$229,451	$541,013	$397,541
Ceding commission revenue	8,453	7,167	18,641	20,741
Insurance services revenue	250	(293)	806	3,983
Policy billing fees	1,010	799	1,781	1,320
Net investment income	23,931	17,417	47,106	31,950
Net realized investment gains (losses)
Other-than-temporary impairments	(2,836)	(6,139)	(8,982)	(14,871)
Portion of loss recognized in other comprehensive income	2,505	2,011	5,720	7,517
Other net realized investment gains	5,497	4,570	9,168	7,124
Total net realized investment gains (losses)	5,166	442	5,906	(230)
Total revenues	311,777	254,983	615,253	455,305
Expenses
Loss and loss adjustment expenses	159,868	119,828	329,205	210,083
Direct and ceding commission expense	58,619	52,541	116,664	99,949
Other operating expenses	45,719	31,419	89,927	58,163
Acquisition-related transaction costs	393	-	1,250	11,348
Interest expense	5,214	4,659	10,095	8,442
Total expenses	269,813	208,447	547,141	387,985
Other income (expense)
Equity in loss of unconsolidated affiliate	-	-	-	(777)
Gain on investment in acquired unconsolidated affiliate	-	-	-	7,388
Other expense	-	-	(466)	-
Income before income taxes	41,964	46,536	67,646	73,931
Income tax expense	13,708	15,909	21,917	25,327
Net income	$28,256	$30,627	$45,729	$48,604
Gross unrealized investment holding gains arising during periods
Gross unrealized investment holding gains arising during periods	19,463	43,493	43,274	48,559
Cumulative effect of adjustment resulting from adoption of
new accounting guidance	-	-	-	(2,497)
Equity in net unrealized gains on investment in
unconsolidated affiliate's investment portfolio	-	-	-	3,124
Less: reclassification adjustment for (gains) losses included in net
income	(5,166)	(442)	(5,906)	230
Income tax (expense) related to items of other comprehensive
income	(5,485)	(14,345)	(13,079)	(16,573)
Comprehensive net income	$37,068	$59,333	$70,018	$81,447
Basic and diluted earnings per share
Basic-Common stock:
Basic	$0.64	$0.76	$1.02	$1.31
Diluted	$0.63	$0.75	$1.02	$1.30
Weighted average common shares outstanding
Basic	44,330	40,467	44,706	37,110
Diluted	44,515	40,606	44,900	37,256
Dividends declared and paid per common share	$0.07	$0.07	$0.14	$0.12

CONTACT:
Tower Group, Inc.
Thomas Song, 212-655-4789
Managing Vice President
tsong@twrgrp.com
For more information visit Tower's website at
http://www.twrgrp.com/